SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 1, 2005

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey                   08540

(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone Number, including area code:                (609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

           On August 1, 2005, Interpool, Inc. (the "Company") and Herbert Mertz, Executive Vice President and Chief Administrative Officer of the Company and Chief Operating Officer of the Company’s subsidiary Trac Lease, Inc., entered into an Employment Agreement dated July 21, 2005 (the "New Employment Agreement"), amending and extending the term of Mr. Mertz’s existing Employment Agreement with the Company dated as of October 1, 2004. The New Employment Agreement provides that the term of Mr. Mertz’s employment by the Company will continue until December 31, 2006; provided, however, that the term will automatically be extended for an additional one year period thereafter unless the Company gives written notice of intention not to renew 180 days prior to the expiration of the then-current term on December 31, 2006. Under the New Employment Agreement, Mr. Mertz is to be paid an annual base salary of $300,000 for 2006. The salary for any subsequent 12-month period during the term of the New Employment Agreement will be determined by the Compensation Committee but shall not be less than the base salary paid during the preceding 12-month period. Mr. Mertz is entitled to participate in all Company-related fringe benefit programs and to receive a target bonus upon the successful completion of performance objectives in such amount as shall be determined by the Compensation Committee from time to time. Discretionary bonuses may be paid in amounts as determined by the Compensation Committee.

           In the event that the New Employment Agreement is terminated during the term, either by the Company for any reason other than cause or disability or by Mr. Mertz for good reason, Mr. Mertz will be entitled to a severance payment in an amount equal to two years of his then current salary and target bonus and two years’ continued paid participation in all Company health, disability and life insurance programs. In the event of a change of control, the obligations of the Company under the New Employment Agreement, including severance obligations, will expire no earlier than 24 months following the change of control. If the Company does not renew Mr. Mertz’s New Employment Agreement at the end of the term, Mr. Mertz is entitled to a lump sum severance payment equal to his then-current base salary and target bonus. Upon the termination of the New Employment Agreement and payment of the severance payment, Mr. Mertz has agreed not to compete with the Company, directly or indirectly, for a period of two years.

           The New Employment Agreement also states that, in connection with the New Employment Agreement, Mr. Mertz was granted options to purchase 50,000 shares of the Company’s common stock at $21.05, the closing price for the stock on July 21, 2005, the date upon which the Company’s Compensation Committee approved the New Employment Agreement and the grant of these stock options to Mr. Mertz. These options, which were granted pursuant to the Company’s 2004 Stock Option Plan for Executive Officers, will vest in installments in 2006 and 2007.

           A copy of the New Employment Agreement is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits:

                 Exhibit 99.1 - Employment Agreement dated July 21, 2005.

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: August 4, 2005